VARIABLE AND FIXED
ANNUITY APPLICATION (08/11)

JACKSON® NATIONAL LIFE INSURANCE COMPANY

Home Office: Lansing, Michigan
www.jackson.com

Perspective II® (VA620) • Perspective℠ L Series (VA610)
Perspective Advisors II℠ (VA410)

FINAL
06/01/11

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: contactus@jackson.com

Broker/Dealer or External Account No. (if applicable)

• PLEASE PRINT

• If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.

• If Owner is a Trust, Trustee Certification form X5335 or trust documents are required with application.

! It is required for Good Order that you provide a physical address.

• Only include mailing address if different from physical address.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Trust ☐ Custodian ☐ Corporation/Pension Plan

Social Security Number or Tax I.D. Number — Sex Male ☐ Female ☐ — U.S. Citizen Yes ☐ No ☐

First Name — Middle Name — Last Name

Non-Natural Owner/Entity Name (if applicable)

Date of Birth (mm/dd/yyyy) / / — Telephone Number (including area code) ( ) — Email Address

Physical Address Line 1 (No P.O. Boxes) — Line 2

City — State — ZIP Code

Mailing Address Line 1 — Line 2

City — State — ZIP Code

Joint Owner

• Proceeds will be distributed in accordance with the Contract on the first death of either Owner.

First Name — Middle Name — Last Name

Social Security Number — Date of Birth (mm/dd/yyyy) / / — Sex Male ☐ Female ☐ — U.S. Citizen Yes ☐ No ☐

Email Address — Relationship to Owner ☐ Spouse ☐ Other____ — Telephone Number (including area code) ( )

Physical Address Line 1 (No P.O. Boxes) — Line 2

City — State — ZIP Code

Primary Annuitant

• Complete this section if different from Owner.

☐ Same as Owner — Sex Male ☐ Female ☐ — U.S. Citizen Yes ☐ No ☐

First Name — Middle Name — Last Name

Social Security Number — Date of Birth (mm/dd/yyyy) / / — Telephone No. (including area code) ( ) — Relationship to Owner ☐ Spouse ☐ Other____

Physical Address Line 1 (No P.O. Boxes) — Line 2

City — State — ZIP Code

Joint/Contingent Annuitant

• Complete this section if different from Joint Owner.

• Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ Joint Annuitant OR ☐ Contingent Annuitant — Sex Male ☐ Female ☐ — U.S. Citizen Yes ☐ No ☐

☐ Same as Joint Owner

First Name — Middle Name — Last Name

Social Security Number — Date of Birth (mm/dd/yyyy) / / — Telephone No. (including area code) ( ) — Relationship to Owner ☐ Spouse ☐ Other____

Physical Address Line 1 (No P.O. Boxes) — Line 2

City — State — ZIP Code

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.

• For additional beneficiaries, please attach a separate sheet, signed and dated by the Owner, which includes names, percentages, and other required information.

☐ Primary — % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number — Date of Birth (mm/dd/yyyy) / / — Relationship to Owner ☐ Spouse ☐ Other____

☐ Primary ☐ Contingent — % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number — Date of Birth (mm/dd/yyyy) / / — Relationship to Owner

☐ Primary ☐ Contingent — % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number — Date of Birth (mm/dd/yyyy) / / — Relationship to Owner

- Make all checks payable to **Jackson National Life Insurance Company®.**
- Jackson® will issue Annuity Type per the bold headings.

Premium Payment

Select method of payment

☐ Check $________________ ☐ Wire $________________

☐ External Transfer $________________ ☐ Internal Transfer $________________

Annuity Type

IRA:
- ☐ IRA - Traditional*
- ☐ Stretch IRA

Roth IRA:
- ☐ Roth Conversion
- ☐ Roth IRA*

*Tax Contribution Years and Amounts:
Year:______ $__________
Year:______ $__________

Non-Qualified Plan:
- ☐ Deferred Compensation
- ☐ Non-Tax Qualified

Qualified Plan:
- ☐ 401(k) Qualified Savings Plan
- ☐ Cash Balance-Defined Benefit
- ☐ Cash Balance-Defined Contribution
- ☐ HR-10 (Keogh) Plan
- ☐ Money Purchase
- ☐ Profit Sharing Plan
- ☐ Roth 401(k)
- ☐ Target Benefit Plan

TSA Plan:
- ☐ 403(b) TSA

SEP/IRA (408(k)):
- ☐ SARSEP
- ☐ SEP

ORP:
- ☐ ORP
- ☐ Texas ORP

Charitable Remainder Trust:
- ☐ Charitable Remainder Annuity Trust
- ☐ Charitable Remainder Unitrust

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED **(must be dated on or before the Application Sign Date to be in Good Order).**

Statement Regarding Existing Policies or Annuity Contracts

I (We) certify that: (please select one)

☐ I (We) do not have any existing life insurance policies or annuity contracts.

☐ I (We) do have existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations may apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ Yes ☐ No **If yes, complete the following Company information.**

Company name	Contract number	Anticipated amount
		$
		$
		$

! For transfers, it is required for Good Order that this entire section be completed.

Transfer Information

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated." **Jackson will only request the funds if this section is left blank or checked "No."**

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

/ /

If an Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

! It is required for Good Order **that you select one product.**

Annuity Product Selection

☐ **Perspective II Fixed and Variable Annuity℠ (VA620)**

☐ **Perspective℠ L Series Fixed and Variable Annuity (VA610)**

☐ **Perspective Advisors II Fixed and Variable Annuity℠ (VA410)**

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.

Optional Death Benefits

All optional death benefits may not be available in all states and once selected cannot be changed.

May select only **one** of the following: May not be selected in combination with LifeGuard Freedom Flex℠ DB.

5% Roll-Up Death Benefit (4% if the owner is age 70 or older on the date of issue) (Ages 0-79)
- ☐ With Highest Quarterly Anniversary Value Death Benefit
- ☐ Without Highest Quarterly Anniversary Value Death Benefit

6% Roll-Up Death Benefit (5% if the Owner is age 70 or older on the date of issue) (Ages 0-79)
- ☐ With Highest Quarterly Anniversary Value Death Benefit
- ☐ Without Highest Quarterly Anniversary Value Death Benefit

☐ **Highest Quarterly Anniversary Value Death Benefit** (Ages 0-79)

- **Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

Other Optional Benefits

All optional benefits may not be available in all states and once selected cannot be changed.

Guaranteed Living Benefit Options (May select only one GMWB)

GMWB For Life
(For Life Guaranteed Minimum Withdrawal Benefits)

LifeGuard Freedom Flex
For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus (**Must** select one)	Step-Up (**Must** select one)
☐ 5%	☐ Annual
☐ 6%	☐ Annual to Highest Quarterly Contract Value
☐ 7%	

LifeGuard Freedom Flex w/ Joint Option [1,2,3]
Joint For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus (**Must** select one)	Step-Up (**Must** select one)
☐ 5%	☐ Annual
☐ 6%	☐ Annual to Highest Quarterly Contract Value*
☐ 7%	*Not available with 7% bonus

☐ **LifeGuard Freedom Flex DB** [4]
For Life GMWB with 6% Bonus, Annual Step-Up, and Death Benefit (Ages 35-70)

☐ **LifeGuard Freedom 6 Net℠**
For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 45-80)

☐ **LifeGuard Freedom 6 Net w/ Joint Option** [1,2,3]
Joint For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 45-80)

☐ **Jackson Select Protector℠** [5]
For Life GMWB with Annual Step-Up & Transfer of Assets (Ages 55-80)

GMWB (Guaranteed Minimum Withdrawal Benefits)
- ☐ **SafeGuard Max®** (Ages 0-85) GMWB with 5-Year Step-Up
- ☐ **AutoGuard® 5** (Ages 0-80) 5% GMWB with Annual Step-Up
- ☐ **AutoGuard 6** (Ages 0-80) 6% GMWB with Annual Step-Up

Contract Enhancement Options [6]

(May select only one) (Ages 0-87)
- ☐ 5% of first year premium (Not available on Advisors II)
- ☐ 4% of first year premium (Not available on Advisors II)
- ☐ 3% of first year premium (Not available on Advisors II)
- ☐ 2% of first year premium

Withdrawal Options (Not available on Advisors II or L Series)

- ☐ **20% Free Withdrawal Benefit** [7] (Ages 0-90)
- ☐ **5-Year Withdrawal Charge Schedule** (Ages 0-85)

Earnings Protection Benefit

- ☐ **EarningsMax®** (Ages 0-75)

[1] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.
[2] For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation is required. Please ensure the Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.
[3] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[4] May not be selected in combination with an Optional Death Benefit.
[5] If selected, the 3-, 5-, and 7-Year Fixed Account Options and the Capital Protection Program are not available. The total number of allocations in the Premium Allocation section may not exceed 17.
[6] If selected, Fixed Account allocation and transfer restrictions will apply. Please see the Premium Allocation section for details. The Capital Protection Program is not available. Not applicable to Advisors II Contracts.
[7] May not be selected in combination with either the 3%, 4% or 5% Contract Enhancements.

Premium Allocation

❗ Tell us how you want your annuity premiums invested. **TOTAL ALLOCATION MUST EQUAL 100%.**

❗ Total number of allocation selections may not exceed 18.

- All premium allocation options may not be available in all states. Restrictions may apply at Jackson's discretion on a non-discriminatory basis.

JNL®
- % Institutional Alt 20
- % Institutional Alt 35
- % Institutional Alt 50

JNL/American Funds®
- % Blue Chip Income and Growth
- % Global Bond
- % Global Small Capitalization
- % Growth-Income
- % International
- % New World

JNL/BlackRock
- % Commodity Securities
- % Global Allocation

JNL/Capital Guardian
- % Global Balanced
- % Global Diversified Research
- % U.S. Growth Equity

JNL/Eagle
- % Core Equity
- % SmallCap Equity

JNL/Franklin Templeton
- % Founding Strategy
- % Global Growth
- % Income
- % International Small Cap Growth
- % Mutual Shares
- % Small Cap Value

JNL/Goldman Sachs
- % Core Plus Bond
- % Mid Cap Value
- % U.S. Equity Flex

JNL/Invesco
- % Global Real Estate
- % International Growth
- % Large Cap Growth
- % Small Cap Growth

JNL/Ivy
- % Asset Strategy

JNL/JPMorgan
- % International Value
- % MidCap Growth
- % U.S. Government & Quality Bond

JNL/Lazard
- % Mid Cap Equity

JNL/M&G
- % Global Basics
- % Global Leaders

JNL/Mellon Capital Management
- % JNL 5
- % Dow SM 10
- % S&P® 10
- % Global 15
- % 25
- % Select Small-Cap
- % JNL Optimized 5
- % VIP
- % Dow Dividend
- % European 30
- % Nasdaq® 25
- % NYSE® International 25
- % Pacific Rim 30
- % S&P 24
- % S&P SMid 60
- % Value Line® 30
- % S&P 500® Index
- % S&P 400 MidCap Index
- % Small Cap Index
- % International Index
- % Bond Index
- % Index 5
- % 10 x 10
- % Communications Sector
- % Consumer Brands Sector
- % Financial Sector
- % Healthcare Sector
- % Oil & Gas Sector
- % Technology Sector

JNL/Oppenheimer
- % Global Growth

JNL/PAM
- % Asia ex-Japan
- % China-India

JNL/PIMCO
- % Real Return
- % Total Return Bond

JNL/PPM America
- % Floating Rate Income
- % High Yield Bond
- % Mid Cap Value
- % Small Cap Value
- % Value Equity

JNL/T. Rowe Price
- % Established Growth
- % Mid-Cap Growth
- % Short-Term Bond
- % Value

JNL/WMC
- % Balanced
- % Money Market
- % Value

JNL/S&P
- % 4
- % Competitive Advantage
- % Dividend Income & Growth
- % Intrinsic Value
- % Total Yield

JNL/S&P Managed
- % Conservative
- % Moderate
- % Moderate Growth
- % Growth
- % Aggressive Growth

JNL Disciplined
- % Moderate
- % Moderate Growth
- % Growth

PREMIUM ALLOCATIONS CONTINUED ON PAGE 6.

Premium Allocation (Cont. from page 5)

❗ **For Advisors II ONLY:** It is required for Good Order that you provide Directed Transfer form (V4490) if selecting the Fixed Account Option.

❗ It is required for Good Order that you provide Directed Transfer form (V4490) if selecting the 1-Year Fixed Account Option and a Contract Enhancement.

- **For all Contracts except Advisors II:** Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Fixed Account Option*

(Advisors II ONLY)

* If selecting the Fixed Account Option, automatic transfer of funds over a 6-month period is required.

- % Fixed Account Option

Fixed Account Options**

**** (Not available on Advisors II)**

- % 1-Year
- % 3-Year
- % 5-Year
- % 7-Year

See the **NOTE** for some important terms regarding the Fixed Account Options.

** If you elect a Contract Enhancement Option, you may not allocate premium to the 3-, 5-, or 7-Year Fixed Account Options during the first seven Contract Years (five years for the 2% Contract Enhancement Option.) If premium is allocated to the 1-Year Fixed Account Option, required monthly transfers will be taken from the 1-Year Fixed Account Option and transferred to the selected variable Investment Divisions over a 6- or 12-month period, as selected. No transfers will be allowed from the variable Investment Divisions into any of the Fixed Account Options until the end of the seven year (or five year, if applicable) period.

NOTE (for all Contracts except Advisors II): The Contract permits Jackson without advance notice to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

Systematic Investment (periodic premium reallocation programs)

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency:

☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ____________

Note: If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31, unless set up on annual frequency.

DCA+ ($15,000 contract minimum)

______ % 6-month

______ % 12-month

If DCA+ is selected, you must allocate Designated Option(s) using Systematic Investment Form (V2375).

DCA+ provides an automatic monthly transfer to the selected Investment Division(s) so the entire amount invested in this program, plus earnings, will be transferred by the end of the DCA+ term selected. If selected, the total number of elections in the Premium Allocation section may not exceed 17.

For Advisors II: DCA+ is **not** available. Only the Investment Division(s) selected in the Premium Allocation section will participate in the rebalancing program. The Fixed Account Option is **not** available for Automatic Rebalancing.

Capital Protection Program (**Not** available on Advisors II)

☐ Yes ☐ No (If no selection is made, Jackson will default to "No.")

If you marked "Yes," which Fixed Account Option do you wish to select for the Capital Protection Program? **Select only one.**

☐ 1-Year ☐ 3-Year ☐ 5-Year ☐ 7-Year

Having selected the Capital Protection Program, the balance of your initial premium will be allocated as indicated in the Premium Allocation section on page 5 and 6.

Telephone and Electronic Transfers Authorization

By checking "Yes," I (we) authorize Jackson National Life Insurance Company (Jackson) to accept fund transfers/allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson's administrative procedures. This authorization is not extended to Authorized Callers.

Do you authorize these types of transfers? Yes ☐ No ☐

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.
If no election is made, Jackson will default to "No" for residents of Nebraska, New Hampshire and North Dakota and to "Yes" for residents of all other states.

Electronic Delivery Authorization

- Check the boxes next to the types of documents you wish to receive electronically. If an email address is provided, but no document type is selected, the selection will default to "All Documents."

I agree to receive documents electronically:

- ☐ **ALL DOCUMENTS**
- ☐ Quarterly statements
- ☐ Periodic and immediate confirmation statements
- ☐ Annual and Semi-Annual reports
- ☐ Prospectuses and prospectus supplements
- ☐ Proxy and other voting materials
- ☐ Other Contract-related correspondence

This consent will continue unless and until revoked and will cover delivery to you in the form of a compact disc, by email or by notice to you of a document's availability on Jackson's website. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

My email address is:_________________________________. I (We) will notify the company of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account, Adobe Acrobat Reader and/or a CD-ROM drive. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery, or request paper copies. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any document or communication in paper form. This consent will need to be supplemented by specific electronic consent upon receipt of any of these means of electronic delivery or notice of availability.

Authorized Callers

- If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

Notice to Applicant

ARKANSAS, COLORADO, KENTUCKY, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, AND WEST VIRGINIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In **COLORADO**, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA RESIDENTS, PLEASE NOTE: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

NEW JERSEY RESIDENTS, PLEASE NOTE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

LOUISIANA AND RHODE ISLAND RESIDENTS, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Not applicable to Perspective Advisors II.)
8. **I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Not applicable to Perspective Advisors II.)**
9. I (We) certify that the age(s) of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded.

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Complete this certification regarding sales material section only if:
• Your client has other existing policies or annuity contracts
AND
• Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

Producer/Representative Acknowledgements

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:
1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson Prod./Rep. No. **Producer/Representative Signature** **Date Signed** (mm/dd/yyyy) / /

First Name **Middle Name** **Last Name**

• **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Broker/Dealer Name **Program Options** A ☐ B ☐ C ☐ D ☐ E ☐

Address (number and street) **City** **State** **ZIP Code**

Email Address **Business Telephone No.** (including area code) ( ) **Percentage** %

It is required for Good Order that all Producer/Rep numbers be supplied.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (totaling 100%).

Producer/Representative Name	Jackson Producer/Representative No.	Percentage
		%
		%

Not FDIC/NCUA insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency